Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 3

Dated as of December 5, 2012

to

CREDIT AGREEMENT

Dated as of June 1, 2007

                    THIS AMENDMENT NO. 3 (“Amendment”) is made as of December 5, 2012 by and among Scholastic Corporation (the “Holding Company”), Scholastic Inc. (the “Operating Company”; the Holding Company and the Operating Company are, collectively, the “Borrowers” and, individually, each a “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), under that certain Credit Agreement dated as of June 1, 2007 and as amended to date by and among the Borrowers, the financial institutions party thereto (the “Lenders”) and the Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                    WHEREAS, the Borrowers, the Lenders party hereto and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

                    NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Agent have agreed to the following amendments to the Credit Agreement.

                    1. Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below (the “Amendment Effective Date”), the Credit Agreement is hereby amended as follows:

                    (a) Branch Banking & Trust Company, Capital One, National Association, HSBC Bank USA, National Association and HSBC Bank plc are hereby designated as the documentation agents, Bank of America, N.A. and Wells Fargo Bank, National Association shall continue as syndication agents and Fifth Third Bank is hereby designated as a syndication agent, in each case for the credit facility evidenced by the Credit Agreement. Accordingly, the cover page of the Credit Agreement and the introductory paragraph to the Credit Agreement are hereby amended to (i) delete the references to SunTrust Bank and The Royal Bank of Scotland plc as documentation agents and to replace such references with Branch Banking & Trust Company, Capital One, National Association, HSBC Bank USA, National Association and HSBC Bank plc as documentation agents and (ii) add a reference to Fifth Third Bank as a syndication agent.

                    (b) Section 1.01 of the Credit Agreement is hereby amended to insert the following definitions in the appropriate alphabetical order:

                              “Amendment No. 3 Effective Date” means December 5, 2012.

          “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

                    (c) The aggregate Revolving Credit Commitments are hereby increased to $425,000,000. The definition of “Revolving Credit Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the final sentence thereof and to replace such sentence with the following sentence:

“On the Amendment No. 3 Effective Date, the aggregate Revolving Credit Commitments of the Lenders is $425,000,000.”

                    (d) The definition of “Termination Date” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “June 1, 2014” appearing therein and replace it with a reference to “December 5, 2017”.

                    (e) Section 1.03 of the Credit Agreement is hereby amended to insert the phrase “and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof” immediately before the period appearing at the end of the last sentence thereof.

                    (f) Section 2.11(a) of the Credit Agreement is hereby amended to (x) insert the parenthetical “(which term, solely for purposes of this Section 2.11(a), includes the Agent)” immediately after the words “there shall be any increase in the cost to any Lender” appearing therein and (y) insert the parenthetical “(or, with respect to changes in tax law, Advances)” immediately after the reference to “Eurodollar Rate Advances or LIBO Rate Advances” appearing therein.

                    (g) Section 2.14(a) of the Credit Agreement is hereby amended to (x) insert a reference to “assessments, fees,” immediately after each reference to “taxes, levies, imposts, deductions,” appearing therein, (y) insert a reference to “(i)” immediately after the reference to “excluding, in the case of each Lender and the Agent,” appearing therein and (z) insert the phrase “, and (ii) any U.S. federal withholding taxes imposed by FATCA” immediately after the reference to “by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof” appearing therein.

                    (h) Section 2.14(e) of the Credit Agreement is hereby amended to delete the word “form” appearing after the words “resulting in exemption” therein and replace such word with the word “from”.

                    (i) Section 2.14 of the Credit Agreement is hereby amended to insert the following as a new clause (h) thereof:

                    “(h) Each Lender shall severally indemnify the Agent for any taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings, and any and all liabilities with respect to the foregoing (but, in the case of any Taxes or Other Taxes, only to the extent that the Borrowers have not already indemnified the Agent for such Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Agent in connection with the

2

Agreement or any Note and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant governmental authority. The indemnity under this Section 2.14(h) shall be paid within 30 days after the Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.”

                    (j) Section 2.18(a) of the Credit Agreement is hereby amended to delete the reference to “$475,000,000” appearing therein and replace it with a reference to “$575,000,000”.

                    (k) Section 5.02(b) of the Credit Agreement is hereby amended to (x) insert a reference to “(A)” immediately after the reference to “(i)” appearing therein and (y) insert the phrase “and (B) sales, transfers and dispositions of assets by either Borrower or any Subsidiary to any other Borrower or Subsidiary” immediately before the comma appearing at the end of clause (i) thereof.

                    (l) Section 5.02(e) of the Credit Agreement is hereby amended to delete the reference to “during the remaining term of this Agreement” appearing in clause (iv) thereof and replace it with a reference to “at such time”.

                    (m) Section 5.02(f) of the Credit Agreement is hereby amended to (x) insert a reference to “(i)” immediately after the reference to “other than” appearing therein and (y) insert the phrase “and (ii) transactions between or among the Borrowers and their wholly-owned Subsidiaries not involving any other Affiliate” immediately before the period appearing at the end thereof.

                    (n) The Commitment Schedule to the Credit Agreement is hereby replaced in its entirety with the Commitment Schedule attached hereto as Annex A.

                    2. Departing Lenders. The parties hereto hereby acknowledge and agree that:

                    (a) Each of Deutsche Bank AG New York Branch and TD Bank, N.A. (each a “Departing Lender” and collectively the “Departing Lenders”) is entering into this Amendment solely to evidence its exit from the Credit Agreement and shall have absolutely no obligation hereunder. Upon the effectiveness hereof and the payment described in Section 2(c)(iii), each Departing Lender shall no longer (i) constitute a “Lender” for all purposes under the Loan Documents, (ii) be a party to the Credit Agreement and (iii) have any obligations under any of the Loan Documents, in each case, without further action required on the part of any Person; and

                    (b) upon the effectiveness hereof: (i) the Agent shall be entitled to make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s Credit Exposure, if any, under the Credit Agreement as it deems necessary to reflect the rights and obligations of the Lenders (including the Departing Lenders), (ii) each Departing Lender’s “Commitment” under the Credit Agreement shall be terminated, (iii) each Departing Lender shall have received payment in full in immediately available funds of all of its Advances, all interest thereon and all other amounts payable to it under the Credit Agreement, (iv) each Departing Lender shall not be a Lender hereunder as evidenced by its execution and delivery of its signature page hereto and (v) the defined term “Lenders” in the Credit Agreement shall exclude the Departing Lenders; provided, however, that, as described in Section 8.04(d) of the Credit Agreement, each Departing Lender shall continue to have the benefit of Sections 2.11, 2.14 and 8.04 of the Credit Agreement.

                    3. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (A) the Agent shall have received (i) counterparts of this Amendment duly

3

executed by the Borrowers, the Lenders (including the Departing Lenders) and the Agent, (ii) from the Borrowers, for the account of each Lender (other than any Departing Lender) that executes and delivers its counterpart hereto as and by such time as is requested by the Agent, an amendment fee in an amount equal to 0.30% of the sum of such Lender’s Revolving Credit Commitment as of the date hereof, and (iii) from the Borrowers, payment and/or reimbursement of the Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable legal fees and expenses) in connection with this Amendment and (B) each Departing Lender shall have received the payment owing to it as described in Section 2(c)(iii) above.

                    4. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

                    (a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                    (b) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default and (ii) the representations and warranties contained in Section 4.01 of the Credit Agreement (excluding the representation and warranty contained in Section 4.01(f)(ii)), as amended hereby, are true and correct; provided that the Lenders hereby acknowledge that an updated list of all Subsidiaries of each of the Borrowers (referenced in Section 4.01(i) of the Credit Agreement) was provided to the Lenders on December 3, 2012.

                    5. Reference to and Effect on the Credit Agreement.

                    (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

                    (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                    (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                    6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

                    7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

4

                    8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

5

                    IN WITNESS WHEREOF, this the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SCHOLASTIC CORPORATION,
as a Borrower

By:	/s/ Gil A. Dickoff

Name:	Gil A. Dickoff
Title:	Senior Vice President and Treasurer

SCHOLASTIC INC.,
as a Borrower

By:	/s/ Gil A. Dickoff

Name:	Gil A. Dickoff
Title:	Senior Vice President and Treasurer

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as an Issuing Bank, as Swingline Lender and as Agent

By:	/s/ Devin Roccisano

Name:	Devin Roccisano
Title:	Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

BANK OF AMERICA, N.A., individually as a Lender and as an Issuing Bank

By:	/s/ Jana L. Baker

Name:	Jana L. Baker
Title:	Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

BRANCH BANKING & TRUST COMPANY

By:	/s/ Anne C. Grady

Name:	Anne C. Grady
Title:	Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ William A. DeMilt, Jr.

Name:	William A. DeMilt, Jr.
Title:	Senior Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

COMMERCE BANK

By:	/s/ Joe McCaddon

Name:	Joe McCaddon
Title:	Senior Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Robert H. Rogers

Name:	Robert H. Rogers
Title:	Senior Relationship Manager

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Padraig Rushe

Name:	Padraig Rushe
Title:	Authorised Signatory

By:	/s/ Wendy Hobson

Name:	Wendy Hobson
Title:	Authorised Signatory

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

THE BANK OF NEW YORK MELLON

By:	/s/ Thomas J. Tarasovich, Jr.

Name:	Thomas J. Tarasovich, Jr.
Title:	Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Priti Capoor-Savage

Name:	Priti Capoor-Savage
Title:	Senior Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

FIFTH THIRD BANK

By:	/s/ Jordan Fragiacomo

Name:	Jordan Fragiacomo
Title:	Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

HSBC BANK plc

By:	/s/ Mark Harris

Name:	Mark Harris
Title:	Head of Midlands Corporate Banking Centre

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment Effective Date, it is no longer a party to the Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Yvonne Tilden

Name:	Yvonne Tilden
Title:	Director

By:	/s/ Andreas Neumeier

Name:	Andreas Neumeier
Title:	Managing Director

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment Effective Date, it is no longer a party to the Credit Agreement

TD BANK, N.A.

By:	/s/ Shivani Agarwal

Name:	Shivani Agarwal
Title:	Senior Vice President

Signature Page to Amendment No. 3
Scholastic Corporation and Scholastic Inc.
Credit Agreement dated as of June 1, 2007

Annex A

COMMITMENTS

Name of Initial Lender	Revolving Credit Commitment

JPMorgan Chase Bank, N.A.	$68,750,000
Bank of America, N.A.	$68,750,000
Fifth Third Bank	$42,500,000
Wells Fargo Bank, National Association	$42,500,000
Branch Banking & Trust Company	$42,500,000
Capital One, National Association	$42,500,000
HSBC Bank USA, National Association	$33,500,000
HSBC Bank plc	$9,000,000
Commerce Bank	$25,000,000
The Bank of New York Mellon	$25,000,000
The Governor and Company of the Bank of Ireland	$25,000,000

Total	$425,000,000